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                                                                   EXHIBIT 10.15




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                              DONNELLY CORPORATION

                           DEFERRED COMPENSATION PLAN

                   PLAN DOCUMENT AND SUMMARY PLAN DESCRIPTION

                           (Effective January 1, 1997)
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                              DONNELLY CORPORATION
                           DEFERRED COMPENSATION PLAN
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                                TABLE OF CONTENTS
                                -----------------

                                                                           PAGE
                                                                           ----

ARTICLE I - Introduction                                                     1

ARTICLE II - Definitions                                                     2

ARTICLE III - Participation by Eligible Employees                            3

ARTICLE IV - Annual Incentive Award and Annual Base Salary Deferrals         4

ARTICLE V - Distributions                                                    5

ARTICLE VI - Accounts                                                        7

ARTICLE VII - Funding and Participant's Interest                             8

ARTICLE VIII - Administration and Interpretation                             9

ARTICLE IX - Amendment and Termination                                      10

ARTICLE X - Miscellaneous Provision                                         11

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                              DONNELLY CORPORATION
                           DEFERRED COMPENSATION PLAN

                           (Effective January 1, 1997)

                                    ARTICLE I
                                  INTRODUCTION

        1.1 Name: The name of this plan is the Donnelly Corporation Deferred
        ---------
        Compensation Plan ("Plan").

        1.2 Effective Date:  The effective date of this Plan is January 1, 1997.
        -------------------

        1.3 Employer: Donnelly Corporation ("Donnelly"), when employing one or
        -------------
        more Eligible Employees who have become Participants in accordance with
        Article III, shall be the employer under this Plan.

        1.4 Purpose: This Plan is established effective January 1, 1997 by
        ------------
        Donnelly for the purposes of providing deferred compensation benefits for a select group of its management and/or highly compensated employees.

        This Plan provides a means whereby Eligible Employees may defer all or a portion of their annual incentive awards they otherwise would receive under the Donnelly Corporation Executive Compensation Plan for services performed for Donnelly. It will also be the means whereby Eligible Employees may defer a portion of their annual base salary, whether or not they defer all or a portion of their annual incentive award.

        All deferrals under this Plan shall be in the form of unfunded recordkeeping entries.

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                                   ARTICLE II

                                   DEFINITIONS

Whenever the following initially capitalized words and phases are used in this Plan, they shall have the meanings specified below unless the context clearly indicates to the contrary:

        2.1 "Administrator" shall mean the Compensation and Benefits Manager of
        -------------------
        Donnelly Corporation.

        2.2 "Beneficiary" shall mean such person or legal entity as may be
        -----------------
        designated by a Participant under Section 5.6 to receive benefits hereunder after such Participant's death.

        2.3 "Board" shall mean the Board of Directors of Donnelly Corporation,
        -----------
        as constituted from time to time.

        2.4 "Change in Control" shall mean a change in the control of Donnelly
        -----------------------
        that shall be deemed to have occurred upon the earliest to occur of the following: (i) the date Donnelly becomes a party to a merger, consolidation, or sale of substantially all of its assets or any other corporate reorganization in which Donnelly will not be the surviving corporation, or in which the holders of Donnelly stock will receive securities of another corporation, (ii) the purchase by an individual, or group of individuals acting in concert, of at least 25% of the voting securities of Donnelly, or (iii) during any 24-month period, individuals who at the beginning of such period constituted the Board cease for any reason to constitute a majority thereof.

        2.5 "Committee" shall mean the Compensation Committee of the Board.
        ---------------

        2.6 "Deferred Compensation" shall mean that portion of the Participant's
        ---------------------------
        annual incentive awards and/or annual base salary which the Participant elects to defer pursuant to Sections 4.1 or 4.2 of this Plan in accordance with a Deferred Compensation Agreement.

        2.7 "Deferred Compensation Account" shall mean the recordkeeping account
        -----------------------------------
        established by the Administrator for each Participant to which the portion of a Participant's annual incentive award and/or annual base salary that is voluntarily deferred pursuant to Sections 4.1 or 4.2 is credited and from which distributions to the Participant or to his or her Beneficiary are debited. A Participant shall at all times be fully vested in the balance of his Deferred Compensation Account.

        2.8 "Deferred Compensation Agreement" shall mean a document (or
        -------------------------------------
        documents) as made available from time to time by the Administrator, whereby an Eligible Employee enrolls as a Participant and elects to defer a portion of his annual incentive award and/or annual base salary pursuant to Article IV of this Plan.

        2.9 "Disability" shall mean a disability qualifying for benefits payable
        ----------------
        under Donnelly's long-term disability plan under which the Participant is covered.

        2.10 "Eligible Employee" shall mean an individual who is employed by
        ------------------------
        Donnelly, and who is a member of the Corporate Senior Management Team and holds the job title of Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer, Corporate Secretary, or Senior Vice President.

        2.11 "Participant" shall mean an Eligible Employee as designated by the
        ------------------
        Committee and who has amounts standing to his credit under a Deferred Compensation Account.

        2.12 "Plan Year" shall be the 12 consecutive month period between July 1
        ----------------
        and June 30th.


                                   ARTICLE III
                       PARTICIPATION BY ELIGIBLE EMPLOYEES

        3.1 Participation: Participation in this Plan is limited to Eligible
        ------------------
        Employees, who are designated by the Committee as Participants for the following year.

        3.2 Failure to Designate: In the event that the Committee fails to
        -------------------------
        designate the group of Eligible Employees who shall be eligible to participate for any year, each Eligible Employee who was designated in the prior year shall be deemed to have been designated for the next succeeding Plan Year, provided that any such Eligible Employee shall participate for purposes of the next succeeding Plan Year only if he or she is actively employed by Donnelly on the first day of such succeeding Plan Year and provided he or she is otherwise an Eligible Employee for such year.

        3.3 Continuity of Participation: A Participant who separates from
        --------------------------------
        service with Donnelly will cease active participation hereunder.

        3.4 Immediate Cash-Out of Ineligible Employee: This Plan is intended to
        ----------------------------------------------
        be an unfunded "top-hat" plan, maintained primarily for the purposes of providing deferred compensation for a select group of management or highly compensated employees. Accordingly, if the Committee determines that any Participant does not qualify as a member of the select group, one hundred percent (100%) of such Participant's Deferred Compensation Account shall be paid to the Participant immediately.

                                   ARTICLE IV
                ANNUAL INCENTIVE AWARD AND BASE SALARY DEFERRALS

        4.1 Annual Incentive Award Deferral Election: No later than March 15 of
        ---------------------------------------------
        the Plan Year in which the annual incentive award under the Donnelly Corporation Executive Compensation Plan is earned, each Eligible Employee may irrevocably elect, by completing and executing a Deferred Compensation Agreement and filing it with the Administrator, to defer any portion up to one hundred percent (100%) of his annual incentive award to be earned for that year.

        4.2 Deferral of Annual Base Salary: An Eligible Employee may elect to
        -----------------------------------
        defer up to twenty-five percent (25%) of his future annual base salary by completing and executing a Deferred Compensation Agreement which specifies the amount of annual base salary to be deferred and filing it with the Administrator. Such election may be modified or revoked once each quarter by executing and filing with the Administrator a new Deferred Compensation Agreement at least 15 days before the end of the quarter. Any election, modification or revocation shall be effective as of the first payroll of the next quarter after being received by the Administrator. No election, modification or revocation is permissible with respect to annual base salary paid prior to the execution of a Deferred Compensation Agreement.

        4.3 Period for Which Deferral Election is Effective: A Participant's
        ----------------------------------------------------
        deferral election under Section 4.1 with respect to annual incentive award shall be effective only for the Plan Year specified in the Deferred Compensation Agreement. A Participant must file a separate Deferred Compensation Agreement by March 15 of each subsequent Plan Year in order to make annual incentive award deferrals for that Plan Year. A Participant's election to defer annual base salary shall remain in effect until modified or revoked as provided in Section 4.2.

                                    ARTICLE V
                                  DISTRIBUTIONS

        5.1 Election of Distribution Date: At the time a Participant makes an
        ----------------------------------
        election to defer a portion of his annual incentive award and/or annual base salary under Article IV, such Participant shall also specify in writing in the Deferred Compensation Agreement the date or event on which the cash payment of the Participant's Deferred Compensation Account shall be made. Such date may be any of the following:

         (i) The fifth December 31st immediately following the year in which a portion of the annual base salary and annual incentive award were initially deferred. However, a Participant's termination of employment for any reason shall accelerate the payment of any deferral under this Section 5.1(i); or

        (ii)   The  earlier  of  the  Participant's  death,  disability,   or
               termination  of employment for any reason.

        5.2 Distribution May Be Extended: If the Participant has made an
        ---------------------------------
        election to defer a portion of his annual incentive award and/or annual base salary for any Plan Year for the five-year period provided under
        Section 5.1(i) above, the period of deferral with respect to such compensation may be mutually extended for another five-year period or until the Participant's death, disability or termination of employment for any reason. An extended deferral under this section shall be effective only by mutual agreement reached at least 90 (ninety) days before the original deferral is to be distributed between the Participant and Donnelly. This agreement shall be in the written format specified by Donnelly.

        5.3 Method of Payment:
        ----------------------

         (i) Distributions resulting from retirement or disability of the Participant shall be paid in cash in the form of either a single lump sum or, annual installments for a period not to exceed five years as elected by the Participant and approved by Donnelly.

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        (ii)   Distributions resulting from termination of employment for any reason other than retirement or disability of the Participant shall be paid in cash in the form of a single lump sum.

        5.4 Special Election for Early Distribution: A Participant may apply to
        --------------------------------------------
        the Administrator for early distribution of all or any part of his Deferred Compensation Account. Such early distribution shall be made in a single lump sum and in cash, provided that 10% of the amount withdrawn in such early distribution shall be forfeited from the payment of the early distribution amount to the Participant. In the event a Participant's early distribution is submitted within one year after a Change in Control the forfeiture penalty shall be reduced to 5%.

        5.5 Financial Hardship. The Committee shall have the authority to
        -----------------------
        determine, in its sole discretion, that payments should be made in any manner the Committee deems appropriate, in whole or in part, on any other date or dates in order to alleviate a financial hardship of a Participant. "Financial hardship" shall mean a severe financial hardship resulting from a sudden and unexpected illness or accident of the Participant, or of a dependent (as defined in Section 152(a) of the Internal Revenue Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable emergencies arising as a result of events beyond the control of the Participant. The circumstances that will constitute a financial hardship will depend on the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant's assets, to the extent such liquidation would not itself cause severe financial hardship, and (iii) by cessation of deferrals under the Plan. Any financial hardship distribution approved by the Committee shall be limited to the amount necessary to meet the financial hardship and shall be made solely from the Participant's Deferred Compensation Account.

        5.6 Distribution on Death. In the event of a Participant's death before
        --------------------------
        his Deferred Compensation Account has been distributed, distribution(s) shall be made to the Beneficiary selected by the Participant, in a single lump sum cash payment within 60 days after the date of death (of, if later, after the proper Beneficiary has been identified). A Participant may from time to time change his designated Beneficiary without the consent of such Beneficiary by filing a new designation in writing with the Administrator. If no Beneficiary designation is in effect at the time of the Participant's death, or if the designated Beneficiary is missing or has predeceased the Participant, distribution shall be made to the Participant's surviving spouse, or if none, to his surviving children per stirpes, and if none, to his estate.

        5.7 Valuation of Distributions. All distributions under this Plan shall
        -------------------------------
        be annual based upon the amount credited to a Participant's Deferred Compensation Account as of the last quarterly valuation immediately preceding the date of the distribution. The amount of installment payable to a Participant electing such method of payment shall be determined by dividing the amount credited to the Participant's Deferred Compensation Account by the remaining number of installments, including the current installment, to be paid. It is understood that administrative requirements may lead to a delay between such valuation date and the date of distribution, not to exceed twenty business days.

                                   ARTICLE VI
                                    ACCOUNTS

        6.1 Deferred Compensation Account: The Administrator shall establish and
        ----------------------------------
        maintain, or cause to be established and maintained, a separate Deferred Compensation Account for each Participant hereunder who executes an election pursuant to Section 4.1 or Section 4.2. Each such Participant's annual incentive awards and/or annual base salary deferred pursuant to a Deferred Compensation Agreement under Section 4.1 or Section 4.2 shall be separately accounted for and credited with earnings, for recordkeeping purposes only, to his Deferred Compensation Account. A Participant's Deferred Compensation Account shall be solely for the purpose of measuring the amounts to be paid under the Plan. Donnelly shall not be required to fund or secure the Deferred Compensation Account, in any way, Donnelly's obligation to Participants hereunder being purely contractual. All assets of the Plan will at all times remain the property of Donnelly and will be subject to Donnelly's creditors.

        6.2 Crediting of Earnings and Statement of Account: The Participant's
        ---------------------------------------------------
        Deferred Compensation Account shall be credited with interest quarterly. The amount of interest to be credited each quarter shall be equal to the prime rate of interest in effect as of the last day of the preceding each quarter. Interest will be credited for whole quarters only. As soon as practicable after the end of each quarter (and at such additional times as the Administrator may determine), the Administrator shall furnish each Participant with a statement of the balance credited to the Participant's Deferred Compensation Account.

        6.3 Investment to Facilitate Payment of Benefits: Although Donnelly is
        -------------------------------------------------
        not obligated to invest in any specific asset or fund, or purchase any insurance contract in order to provide the means for the payment of any liabilities under this Plan, the Committee may elect to do so.

                                   ARTICLE VII
                       FUNDING AND PARTICIPANT'S INTEREST

        7.1 Deferred Compensation Plan Unfunded: This Plan shall be unfunded and
        ----------------------------------------
        no trust shall be created by the Plan. The crediting to each Participant's Deferred Compensation Account, as the case may be, shall be made through recordkeeping entries. No actual funds shall be set aside; provided, however, that nothing herein shall prevent Donnelly from establishing one or more grantor trusts from which benefits due under this Plan may be paid in certain instances. All distributions shall be paid by Donnelly from its general assets and a Participant or his or her Beneficiary shall have the rights of a general, unsecured creditor against Donnelly for any distributions due hereunder. The Plan constitutes a mere promise by Donnelly to make benefit payments in the future.

        7.2 Participant's Interest in Plan: A Participant has an interest only
        -----------------------------------
        in the cash value of the amount credited to his Deferred Compensation Account. A Participant has no rights or interests in any specific funds, stock or securities.

                                  ARTICLE VIII
                        ADMINISTRATION AND INTERPRETATION

        8.1 Administration: Except where certain duties are delegated to the
        -------------------
        Administrator, the Committee shall be in charge of the operation and demonstration of this Plan. The Committee has, to the extent appropriate and in addition to the powers described elsewhere in this Plan, full discretionary authority to construe and interpret the terms and provision of the Plan; to adopt, alter and repeal administrative rules, guidelines and practices governing the Plan; to perform all acts, including the delegation of its administrative responsibilities to advisors or other persons who may or may not be employees of Donnelly; and to rely upon the information or opinions of legal counsel or experts selected to render advice with respect to the Plan, as it shall deem advisable, with respect to the administration of the Plan.

        8.2 Interpretation: The Committee may take any action, correct any
        -------------------
        defect, supply any omission or reconcile any inconsistency in the Plan, or in any election hereunder, in the manner and to the extent it shall deem necessary to carry the Plan into effect or to carry out the Board's purposes in adopting the Plan. Any decision, interpretation or other action made or taken in good faith by or at the direction of Donnelly, the Board, the Committee, or the Administrator arising out of or in connection with the Plan, shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on Donnelly, and all Participants and Beneficiaries and their respective heirs, executors, administrators, successors and assigns. The Committee's determinations hereunder need not be uniform, and may be made selectively among Eligible Employees, whether or not they are similarly situated. Any actions to be taken by the Committee will require the consent of a majority of the Committee members. If a member of the Committee is a Participant in this Plan, such member may not decide or determine any matter or question concerning his benefits under this Plan that such member would not have the right to decide or determine if he were not a member.

        8.3 Records and Reports: The Administrator shall keep a record of
        ------------------------
        proceedings and actions and shall maintain or cause to be maintained all such books of account, records, and other data as shall be necessary for the proper administration of the Plan. Such records shall contain all relevant data pertaining to individual Participants and their rights under the Plan. The Administrator shall have the duty to carry into effect all rights or benefits provided hereunder to the extent assets of Donnelly are properly available.

        8.4 Payment of Expenses:  Donnelly  shall bear all expenses  incurred
        ------------------------
        by it and by the Committee in administering this Plan.

        8.5 Indemnification for Liability: Donnelly shall indemnify the
        ----------------------------------
        Administrator, the members of the Committee, and the employees of Donnelly to whom the Administrator delegates duties under this Plan against any and all claims, losses, damages, expenses and liabilities arising from their responsibilities in connection with the Plan, unless the same is determined to be due to gross negligence or willful misconduct.

        8.6 Claims Procedure: If a claim for benefits or for participation under
        ---------------------
        this Plan is denied in whole or in part, a Participant will receive written notification. The notification will include specific reasons for the denial, specific reference to pertinent provisions of this Plan, a description of any additional material or information necessary to process the claim and why such material or information is necessary, and an explanation of the claims review procedure. If the Committee fails to respond within 90 days, the claim is treated as denied.

        8.7 Review Procedure. Within 60 days after the claim is denied or, if
        ---------------------
        the claim is deemed denied, within 150 days after the claim is filed, a Participant (or his duly authorized representative) may file a written request with the Committee for a review of his denied claim. The Participant may review pertinent documents that were used in processing his claim, submit pertinent documents, and address issues and comments in writing to the Committee. The Committee will notify the Participant of its final decision in writing. In its response, the Committee will explain the reason for the decision, with specific references to pertinent Plan provision on which the decision was annual based. If the Committee fails to respond to the request for review within 60 days, the claim is treated as denied.

                                   ARTICLE IX
                            AMENDMENT AND TERMINATION

        9.1 Amendment and Termination: The Company may at any time amend or
        ------------------------------
        terminate any or all of the provisions of the Plan, subject to the following limitations:

                 (a) The amendment will not be effective unless the Plan
                     will continue to operate for the exclusive benefit of employees.

                 (b) The amendment or termination will not
                     adversely affect the right of any Participant or Beneficiary to a payment under the Plan on the basis of compensation allocated to the Participant's Deferred Compensation Account.

               If the Plan is discontinued with respect to future deferrals, Participants' Deferred Compensation Accounts shall be distributed on the distribution dates elected in accordance with Section 5.1, unless the Committee designates that distributions shall be made on an earlier date. If the Committee designates such earlier date, each Participant shall receive distribution of his entire Deferred Compensation Account, as specified by the Committee. If the Plan is completely terminated, each participant shall receive distribution of his entire Deferred Compensation

        Account in a single lump sum cash payment as of the date of the Plan termination designated by the Board.

                                    ARTICLE X
                             MISCELLANEOUS PROVISION

        10.1 Right of Donnelly to Take Employment Actions: The adoption and
        --------------------------------------------------
        maintenance of this Plan shall not be deemed to constitute a contract between Donnelly and any Eligible Employee, or to be a consideration for, or an inducement or condition of, the employment of any person. Nothing herein contained, or any action taken hereunder, shall be deemed to give an Eligible Employee the right to be retained in the employ of Donnelly or to interfere with the right of Donnelly to discharge an Eligible Employee at any time, nor shall it be deemed to give to Donnelly the right to require the Eligible Employee to remain in its employ, nor shall it interfere with the Eligible Employee's right to terminate his or her employment at any time. Nothing in this Plan shall prevent Donnelly from amending, modifying, or terminating any other benefit plan, including the Donnelly Corporation Executive Compensation Plan.

        10.2 Alienation of Assignment of Benefits: A Participant's rights and
        ------------------------------------------
        interest under the Plan shall not be assigned or transferred except as otherwise provided herein, and the Participant's rights to benefit payments under the Plan shall not be subject to alienation, pledge or garnishment by or on behalf of creditors (including heirs, beneficiaries, or dependents) of the Participant or of a Beneficiary.

        10.3 Right to Withhold: To the extent required by law in effect at the
        -----------------------
        time a distribution is made from the Plan, Donnelly or its agents shall have the right to withhold or deduct from any distributions or payments any taxes required to be withheld by federal, state or local governments.

        10.4 Construction: All legal questions pertaining to the Plan shall be
        ------------------
        determined in accordance with the laws of the State of Michigan, to the extent such laws are not superseded by the Employee Retirement Income Security Act of 1974, as amended, or any other federal law.

        10.5 Headings: The headings of the Articles and Sections of this Plan
        --------------
        are for reference only. In the event of a conflict between a heading and the contents of an Article or Section, the contents of the Article or Section shall control.

        10.6 Number and Gender: Whenever any words used herein are in the
        -----------------------
        singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply, and references to the male gender shall be construed as applicable to the female gender where applicable, and vice versa.


IN WITNESS WHEREOF, the Company has caused this Plan to be executed this


       23rd          day of       August        , 1996.
--------------------        --------------------


                                            DONNELLY CORPORATION

                                       By: /s/ William R. Jellison
                                          ----------------------------
                                            William R. Jellison
                                            Chief Financial Officer

CORPORATE SEAL

Attest:

By: /s/ Maryam Komejan
   -------------------
   Maryam Komejan
   Corporate Secretary